UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2019

CLECO CORPORATE HOLDINGS LLC
(Exact name of registrant as specified in its charter)

Louisiana	1-15759	72-1445282
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2030 Donahue Ferry Road
Pineville, Louisiana	71360-5226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (318) 484-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Cleco Corporate Holdings LLC: None

Indicate by check mark whether registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revise accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 11, 2019, Cleco Corporate Holdings LLC (the “Company”) completed the issuance and private sale of $300,000,000 aggregate principal amount of its 3.375% Senior Notes due 2029 (the “Notes”). The Company intends to use the net proceeds from the private offering to repay the remaining amounts due under the $300.0 million bridge loan facility the Company entered into on February 4, 2019 in connection with the purchase of all of the membership interests in NRG South Central Generating LLC from NRG Energy, Inc. and to pay a portion of the $100.0 million term loan facility entered into at such time.

Purchase Agreement

On September 9, 2019, the Company entered into a purchase agreement (the “Purchase Agreement”) among the Company, Mizuho Securities USA LLC, Scotia Capital (USA) Inc. and Credit Agricole Securities (USA) Inc. (collectively, the “Initial Purchasers”). Pursuant to the Purchase Agreement, the Company agreed to sell to the Initial Purchasers, and the Initial Purchasers agreed to purchase from the Company, $300.0 million in aggregate principal amount of the Notes. The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby the Company, on the one hand, and the Initial Purchasers, on the other hand, have agreed to indemnify each other against certain liabilities. The sale of the Notes closed on September 11, 2019.

Indenture

The Notes were issued pursuant to an indenture, dated as of September 11, 2019 (the “Base Indenture”), between the Company and Regions Bank, as trustee (the “Trustee”), as amended and supplemented by Supplemental Indenture No.1, dated as of September 11, 2019 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee. The Notes were offered at an original issue price of 99.941%.

Interest and Maturity

The Notes bear interest at a rate of 3.375% per annum and mature on September 15, 2029. Interest is payable on the Notes semi-annually in arrears on March 15 and September 15 of each year, commencing March 15, 2020.

Ranking, Security and Guarantees

The Notes are the Company’s general unsecured obligations and rank equally in right of payment with all of its existing and future unsecured and unsubordinated indebtedness and will be effectively subordinated to all of the Company’s existing and future secured indebtedness to the extent of the collateral securing such indebtedness. The Notes are structurally subordinated to all existing and future indebtedness and other liabilities (including trade payables) of the Company’s subsidiaries, including Cleco Power LLC and Cleco Cajun LLC.
The obligations to pay the principal of, premium, if any, and interest on the Notes are solely the obligations of the Company, and none of the Company’s subsidiaries or affiliates guarantee or provide any credit support for the Notes.

Covenants

The Indenture contains restrictive covenants that, among other things, restrict the Company’s ability to merge, consolidate or transfer or lease all or substantially all of its assets or create or incur liens.

Events of Default

The Indenture provides for events of default (subject in certain cases to customary grace and cure periods) which include, among others, nonpayment of principal, premium, if any, or interest when due, breach of covenants or other agreements in the Indenture, defaults in payment of certain other indebtedness and certain events of bankruptcy or insolvency. Generally, if an event of default occurs, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare the principal of and accrued but unpaid interest on all of the Notes to be due and payable immediately.

Redemption

The Company may redeem the Notes, in whole or in part, at any time prior to June 15, 2029, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, plus the “make-whole” premium set forth in the Indenture. The Company may redeem the Notes, in whole or in part, at any time on or after June 15, 2029, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. If the Company experiences certain change of control events, holders of the Notes may require it to repurchase all or part of their Notes at 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.
The Notes are not registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent an applicable exemption from registration requirements.
The foregoing summary of the Indenture is qualified in its entirety by reference to the Base Indenture and Supplemental Indenture (including the Form of Notes), which are attached hereto as Exhibit 4.1 and Exhibit 4.2 to this Current Report on Form 8-K, respectively, and incorporated herein by reference.

Registration Rights Agreement

On September 11, 2019, in connection with the issuance of the Notes, the Company and the Initial Purchasers entered into a Registration Rights Agreement (the “Registration Rights Agreement”). The terms of the Registration Rights Agreement require the Company to: (i) file with the Securities and Exchange Commission a registration statement with respect to an offer to exchange the Notes for new issues of debt securities registered under the Securities Act (the “Exchange Offer”), with terms identical to those of the Notes (except for provisions relating to the transfer restrictions and payment of additional interest) and cause such registration statement to be declared effective within 365 days after the closing of the issuance of the Notes, (ii) keep the Exchange Offer open for at least 20 business days (or longer if required by applicable law) and (iii) in certain circumstances, file a shelf registration statement for the resale of the Notes by some or all of the holders thereof, in lieu of an exchange offer to such holders.
If the Company fails to satisfy its registration obligations under the Registration Rights Agreement, then the Company will be required to pay additional interest to the holders of Notes the transfer of which remains restricted, at a rate of 0.25% per annum for the first 90 day period after such registration default occurs, and an additional 0.25% per annum for each subsequent 90 day period that such registration default continues (provided that the rate at which such additional interest accrues may in no event exceed 1.0% per annum in the aggregate).
The foregoing summary of the Registration Rights Agreement is not complete and is qualified in its entirety by the Registration Rights Agreement, which is attached hereto as Exhibit 4.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under the caption “Indenture” in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
4.1	Indenture, dated as of September 11, 2019, by and between the Company and the Trustee.
4.2	Supplemental Indenture No.1, dated as of September 11, 2019, by and between the Company and the Trustee.
4.3	Registration Rights Agreement, dated as of September 11, 2019, by and among the Company and the Initial Purchasers.
4.4	Form of Notes (included in Exhibit 4.2 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLECO CORPORATE HOLDINGS LLC

Date: September 12, 2019	By:	/s/ Tonita Laprarie
Tonita Laprarie
Controller and Chief Accounting Officer